UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

May 16, 2025

Item 1.01.	Entry into a Material Definitive Agreement.

On May 16, 2025, the Company’s indirect wholly owned subsidiary, Envoy Technologies, Inc. (“Envoy Technologies”), entered into Amendment No. 3 (the “Amendment”) to the Agreement and Plan of Merger, dated as of April 18, 2023 (the “Merger Agreement”), by and among the Company, Envoy Mobility, Inc. (formerly Blink Mobility, LLC), Envoy Technologies and Fortis Advisors LLC, as equityholders’ agent.

The Amendment further extended the date by which Envoy Technologies would need to complete either a direct listing or an underwritten initial public offering, in either case, to September 2, 2025 (from April 18, 2025) in order to issue shares of Envoy Technologies common stock to the former shareholders of Envoy Technologies under the terms of the Merger Agreement. The extension in respect of the direct listing still applies only to a direct listing consummated on either the New York Stock Exchange or The Nasdaq Capital Market, Global Select Market or Global Market.

In consideration for the extension, the value of the Envoy Technologies shares of common stock to be issued to the former shareholders of Envoy Technologies was increased to $23.5 million (from $23.0 million).

The Amendment also clarifies that a source of funding for which cash payments may be made to the former shareholders of Envoy Technologies (in lieu of issuing shares of Envoy Technologies common stock to such shareholders in a direct listing or underwritten initial public offering) includes proceeds from a sale of Envoy Technologies.

The foregoing summary description of the Amendment is qualified by reference to the full text thereof, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1	Amendment No. 3 to Agreement and Plan of Merger, dated as of May 16, 2025, by and among Blink Charging Co., Envoy Mobility, Inc. (formerly Blink Mobility, LLC), Envoy Technologies, Inc. and Fortis Advisors LLC, as equityholders’ agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: May 21, 2025	By:	/s/ Michael C. Battaglia
	Name:	Michael C. Battaglia
	Title:	President and Chief Executive Officer